Exhibit 99.1
Press Release

For more information contact:

Media Relations: Britt Zarling Vice President, Corporate Communications Fiserv, Inc. 678-375-1595 britt.zarling@fiserv.com	Investor Relations: Tiffany Willis Vice President, Investor Relations Fiserv, Inc. 678-375-4643 tiffany.willis@fiserv.com

For Immediate Release

Fiserv Reports Third Quarter 2018 Results
GAAP revenue growth of 1 percent in the quarter and 2 percent year to date;
GAAP EPS increase of 2 percent in the quarter and 33 percent year to date;
Internal revenue growth of 5 percent in both the quarter and year to date;
Adjusted EPS increase of 23 percent in the quarter and 26 percent year to date;
Full year outlook affirmed and lower end of adjusted EPS guidance raised

Brookfield, Wis., October 31, 2018 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of financial services technology solutions, today reported financial results for the third quarter of 2018.
Third Quarter 2018 GAAP Results
GAAP revenue for the company increased 1 percent to $1.41 billion in the third quarter of 2018 compared to the prior year period, with 6 percent growth in the Payments segment and 7 percent decline in the Financial segment. For the first nine months of 2018, GAAP revenue increased 2 percent to $4.27 billion compared to the prior year period, with 7 percent growth in the Payments segment and 4 percent decline in the Financial segment. The sale of 55 percent interest of the company's Lending Solutions business (the "Lending Transaction") in the first quarter of 2018 resulted in a decline in GAAP revenue in 2018 for the Financial segment.
GAAP earnings per share was $0.55 in the third quarter and $2.16 in the first nine months of 2018, increasing 2 percent and 33 percent, respectively, compared to the prior year periods. GAAP earnings per share in the first nine months of 2018 included a gain of $0.36 per share on the Lending Transaction. The company also completed a two-for-one stock split in the first quarter of 2018. Accordingly, all share data and per share amounts are presented on a split-adjusted basis.
GAAP operating margin was 25.2 percent in the third quarter and 31.0 percent in the first nine months of 2018, compared to 26.5 percent in both the third quarter and first nine months of 2017. GAAP operating margin in the first nine months of 2018 included a $227 million gain resulting from the Lending Transaction.

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Net cash provided by operating activities was $981 million in the first nine months of 2018, which did not reflect $419 million of sale proceeds from the Lending Transaction. Net cash provided by operating activities was $1.02 billion in the first nine months of 2017, which included cash distributions of $44 million from StoneRiver Group, L.P. ("StoneRiver"), a joint venture in which the company owns a 49 percent interest.
"We delivered another quarter of strong financial results in line with our expectation for internal revenue growth acceleration and excellent bottom-line performance," said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. "We completed the acquisition of the debit payment assets of Elan Financial Services which expands our reach and further enhances our growth profile."
Third Quarter 2018 Non-GAAP Results and Additional Information

•	Adjusted revenue increased 1 percent to $1.35 billion in the third quarter and 2 percent to $4.07 billion in the first nine months of 2018 compared to the prior year periods.

•
Internal revenue growth for the company was 5 percent in both the third quarter and first nine months of 2018 compared to the prior year periods, with 5 percent growth in the Payments segment and 4 percent growth in the Financial segment in each period.

•	Adjusted earnings per share increased 23 percent to $0.75 in the third quarter and 26 percent to $2.26 in the first nine months of 2018 compared to the prior year periods.

•
Adjusted operating margin was 31.6 percent in the third quarter of 2018 compared to 32.6 percent in the third quarter of 2017, and was 32.2 percent in the first nine months of 2018 compared to 32.4 percent in the first nine months of 2017.

•	Free cash flow was $813 million in the first nine months of 2018 compared to $819 million in the prior year period.

•	The company repurchased 5.6 million shares of common stock for $438 million in the third quarter, and 16.6 million shares of common stock for $1.23 billion in the first nine months of 2018.

•	The company announced a new 30 million share repurchase authorization in the quarter and had 34.9 million remaining shares authorized for repurchase as of September 30, 2018.

•	The company entered into an amended and restated credit facility that extended the maturity of its $2.0 billion revolving credit facility to September 2023.

•	The company refinanced $2.0 billion of its debt through a September 2018 public offering of 5-year and 10-year senior notes with a weighted average interest rate of 4.0 percent and term of 7.5 years.

•
Today, the company announced the completion of the acquisition of the debit card processing, ATM Managed Services and Money Pass® surcharge-free network of Elan Financial Services, a unit of U.S. Bancorp, for approximately $690 million.

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Outlook for 2018
Fiserv continues to expect internal revenue growth of at least 4.5 percent. The company now expects its adjusted earnings per share will be in a range of $3.10 to $3.15, which represents growth of 25 to 27 percent over 2017, as adjusted for the Lending Transaction.
"We remain on track to achieve our key financial metrics for the year, including internal revenue growth acceleration and our 33rd consecutive year of double-digit adjusted earnings per share growth," said Yabuki.
Earnings Conference Call
The company will discuss its third quarter 2018 results on a conference call and webcast at 4 p.m. CT on Wednesday, October 31, 2018. To register for the event, go to fiserv.com and click on the Q3 Earnings webcast link. Supplemental materials will be available in the "Investor Relations" section of the website.
About Fiserv
Fiserv, Inc. (NASDAQ: FISV) enables clients worldwide to create and deliver financial services experiences in step with the way people live and work today. For nearly 35 years, Fiserv has been a trusted leader in financial services technology, helping clients achieve best-in-class results by driving quality and innovation in payments, processing services, risk and compliance, customer and channel management, and insights and optimization. Fiserv is a member of the FORTUNE® 500 and has been named among the FORTUNE Magazine World's Most Admired Companies® for five consecutive years, recognized for strength of business model and innovation leadership. Visit fiserv.com and follow on social media for more information and the latest company news.
Use of Non-GAAP Financial Measures
In this earnings release, the company supplements its reporting of information determined in accordance with GAAP, such as revenue, operating income, operating margin, income from continuing operations, net income, earnings per share from continuing operations, earnings per share and net cash provided by operating activities, with "adjusted revenue," "internal revenue growth," "adjusted operating income," "adjusted operating margin," "adjusted net income," "adjusted earnings per share," "adjusted earnings per share, as adjusted for the Lending Transaction," and "free cash flow." Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses should enhance shareholders' ability to evaluate the company's performance, as such measures provide additional insights into the factors and trends affecting its business. Therefore, the company excludes these items from GAAP revenue, operating income, operating margin, income from continuing operations, net income, earnings per share from continuing operations, earnings per share and net cash provided by operating activities to calculate these non-GAAP measures. The corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP measures are included in this earnings release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash and other items described below that are excluded

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from the non-GAAP outlook measures. See page 13 for additional information regarding the company's forward-looking non-GAAP financial measures.
Examples of non-cash or other items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, non-cash impairment charges, severance costs, charges associated with early debt extinguishment, merger and integration costs, certain costs associated with the achievement of the company's operational effectiveness objectives, gains or losses from dispositions and unconsolidated affiliates, and certain discrete tax benefits and expenses. The company excludes these items to more clearly focus on the factors management believes are pertinent to its operations, and management uses this information to make operating decisions, including the allocation of resources to the company's various businesses.
Internal revenue growth and free cash flow are non-GAAP financial measures and are described on page 12. Management believes internal revenue growth is useful because it presents revenue growth excluding acquisitions, dispositions and the impact of postage reimbursements in the company's Output Solutions business, and including deferred revenue purchase accounting adjustments. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders' ability to evaluate and understand the company's core business performance.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, income from continuing operations, net income, earnings per share from continuing operations, earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated internal revenue growth, adjusted earnings per share and adjusted earnings per share growth. Statements can generally be identified as forward-looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company’s results include, among others: pricing and other actions by competitors; the capacity of the company's technology to keep pace with a rapidly evolving marketplace; the impact of a security breach or operational failure on the company's business; the effect of legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the company's ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the

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same, including with respect to the acquisition of the third-party debit processing solutions of Elan Financial Services; the impact of the company's strategic initiatives; the impact of market and economic conditions on the financial services industry; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2017, and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue
Processing and services	$1,223	$1,199	$3,668	$3,563
Product	189	201	604	617
Total revenue	1,412	1,400	4,272	4,180

Expenses
Cost of processing and services	568	572	1,696	1,715
Cost of product	181	174	551	531
Selling, general and administrative	305	284	930	837
(Gain) loss on sale of businesses	2	—	(227)	(10)
Total expenses	1,056	1,030	2,950	3,073

Operating income	356	370	1,322	1,107
Interest expense	(47)	(45)	(137)	(131)
Loss on early debt extinguishment	(8)	—	(8)	—
Non-operating income	3	—	6	2

Income before income taxes and income from investments in unconsolidated affiliates	304	325	1,183	978
Income tax provision	(78)	(98)	(290)	(309)
Income from investments in unconsolidated affiliates	1	5	8	31

Net income	$227	$232	$901	$700

GAAP earnings per share - diluted	$0.55	$0.54	$2.16	$1.62

Diluted shares used in computing earnings per share	412.0	429.1	416.6	433.4

Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

GAAP net income	$227	$232	$901	$700
Adjustments:
Merger, integration and other costs [1]	23	23	75	52
Severance costs	3	3	15	22
Amortization of acquisition-related intangible assets	40	39	120	117
Loss on early debt extinguishment [2]	8	—	8	—
Lending Transaction impact [3]	—	(17)	—	(34)
Tax impact of adjustments [4]	(16)	(15)	(48)	(51)
(Gain) loss on sale of businesses [5]	2	—	(227)	(10)
Tax impact of gain/loss on sale of businesses [4]	—	—	77	5
Unconsolidated affiliate activities [6]	4	(5)	3	(31)
Tax impact of unconsolidated affiliate activities [4]	(1)	2	(1)	11
Tax reform [7]	19	—	19	—
Adjusted net income	$309	$262	$942	$781

GAAP earnings per share	$0.55	$0.54	$2.16	$1.62
Adjustments - net of income taxes:
Merger, integration and other costs [1]	0.04	0.04	0.14	0.08
Severance costs	—	—	0.03	0.03
Amortization of acquisition-related intangible assets	0.08	0.06	0.23	0.18
Loss on early debt extinguishment [2]	0.02	—	0.02	—
Lending Transaction impact [3]	—	(0.03)	—	(0.05)
(Gain) loss on sale of businesses [5]	—	—	(0.36)	(0.01)
Unconsolidated affiliate activities [6]	0.01	(0.01)	—	(0.04)
Tax reform [7]	0.05	—	0.05	—
Adjusted earnings per share	$0.75	$0.61	$2.26	$1.80

[1]
Merger, integration and other costs include acquisition and related integration costs of $43 million in 2018 and $30 million in 2017, and certain costs associated with the achievement of the company's operational effectiveness objectives of $32 million in 2018 and $22 million in 2017, primarily consisting of expenses related to data center consolidation activities.

[2]
Represents the loss on early debt extinguishment associated with the company’s $246 million cash tender offer on its outstanding $450 million aggregate principal amount of 4.625% senior notes due October 2020.

[3]	Represents the earnings attributable to the disposed 55 percent interest of the company's Lending Solutions business.

[4]
The tax impact of adjustments is calculated using tax rates of 22 percent and 33 percent in 2018 and 2017, respectively, which approximates the company's annual effective tax rate for the respective years, exclusive of federal tax reform adjustments and the actual tax impacts associated with the gain/loss on sale of businesses and unconsolidated affiliate activities.

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[5]	Represents the (gain) loss on the Lending Transaction in 2018 and the sale of the company's Australian item processing business in 2017.

[6]	Represents the company's share of the net gains on the sales of businesses at StoneRiver and the company's share of amortization of acquisition-related intangible assets on the Lending Transaction.

[7]	Represents discrete income tax expense associated with new guidance issued in the third quarter by the Internal Revenue Service regarding federal tax reform.
See page 3 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Total Company
Revenue	$1,412	$1,400	$4,272	$4,180
Output Solutions postage reimbursements	(65)	(65)	(206)	(204)
Deferred revenue purchase accounting adjustments	—	2	3	4
Adjusted revenue	$1,347	$1,337	$4,069	$3,980

Operating income	$356	$370	$1,322	$1,107
Merger, integration and other costs	24	23	78	52
Severance costs	3	3	15	22
Amortization of acquisition-related intangible assets	40	39	120	117
(Gain) loss on sale of businesses	2	—	(227)	(10)
Adjusted operating income	$425	$435	$1,308	$1,288
Operating margin	25.2%	26.5%	31.0%	26.5%
Adjusted operating margin	31.6%	32.6%	32.2%	32.4%

Payments and Industry Products ("Payments")
Revenue	$844	$796	$2,523	$2,369
Output Solutions postage reimbursements	(65)	(65)	(206)	(204)
Deferred revenue purchase accounting adjustments	—	2	3	4
Adjusted revenue	$779	$733	$2,320	$2,169

Operating income	$267	$253	$807	$750
Merger, integration and other costs	—	1	2	3
Adjusted operating income	$267	$254	$809	$753
Operating margin	31.5%	31.7%	32.0%	31.6%
Adjusted operating margin	34.2%	34.6%	34.9%	34.7%

Financial Institution Services ("Financial")
Revenue	$574	$619	$1,780	$1,862

Operating income	$187	$204	$590	$614
Operating margin	32.7%	33.1%	33.2%	33.0%

Corporate and Other
Revenue	$(6)	$(15)	$(31)	$(51)

Operating loss	$(98)	$(87)	$(75)	$(257)
Merger, integration and other costs	24	22	76	49
Severance costs	3	3	15	22
Amortization of acquisition-related intangible assets	40	39	120	117
(Gain) loss on sale of businesses	2	—	(227)	(10)
Adjusted operating loss	$(29)	$(23)	$(91)	$(79)

See page 3 for disclosures related to the use of non-GAAP financial measures.
Operating margin percentages are calculated using actual, unrounded amounts.

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Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)
	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities
Net income	$901	$700
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	286	213
Amortization of acquisition-related intangible assets	120	117
Share-based compensation	54	48
Deferred income taxes	105	20
Gain on sale of businesses	(227)	(10)
Loss on early debt extinguishment	8	—
Income from investments in unconsolidated affiliates	(8)	(31)
Dividends from unconsolidated affiliates	1	44
Non-cash impairment charges	3	17
Other operating activities	—	(4)
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Trade accounts receivable	(29)	23
Prepaid expenses and other assets	(63)	(48)
Contract costs	(107)	(20)
Accounts payable and other liabilities	48	(9)
Contract liabilities	(111)	(45)
Net cash provided by operating activities	981	1,015

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(263)	(208)
Proceeds from sale of businesses	419	19
Payments for acquisitions of businesses, net of cash acquired	—	(383)
Purchases of investments	—	(10)
Other investing activities	(13)	7
Net cash provided by (used in) investing activities	143	(575)

Cash flows from financing activities
Debt proceeds	3,627	1,946
Debt repayments, including redemption and other costs	(3,256)	(1,410)
Proceeds from issuance of treasury stock	60	65
Purchases of treasury stock, including employee shares withheld for tax obligations	(1,254)	(1,016)
Other financing activities	4	—
Net cash used in financing activities	(819)	(415)

Net change in cash and cash equivalents	305	25
Net cash flows from discontinued operations	43	—
Cash and cash equivalents, beginning balance	325	300
Cash and cash equivalents, ending balance	$673	$325

Certain prior period amounts have been reclassified to conform to current period presentation.

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Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	September 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$673	$325
Trade accounts receivable – net	949	997
Prepaid expenses and other current assets	716	603
Assets held for sale	—	50
Total current assets	2,338	1,975

Property and equipment – net	385	390
Intangible assets – net	1,802	1,882
Goodwill	5,450	5,590
Contract costs – net	410	84
Other long-term assets	363	368
Total assets	$10,748	$10,289

Liabilities and Shareholders' Equity
Accounts payable and accrued expenses	$1,551	$1,359
Current maturities of long-term debt	452	3
Contract liabilities	317	576
Total current liabilities	2,320	1,938

Long-term debt	4,823	4,897
Deferred income taxes	715	552
Long-term contract liabilities	75	54
Other long-term liabilities	154	117
Total liabilities	8,087	7,558
Shareholders' equity	2,661	2,731
Total liabilities and shareholders' equity	$10,748	$10,289

Certain prior period amounts have been reclassified to conform to current period presentation.

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Fiserv, Inc.
Selected Non-GAAP Financial Measures
($ in millions, unaudited)

Internal Revenue Growth [1]	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Payments Segment	5%	5%
Financial Segment	4%	4%
Total Company	5%	5%

[1]
Internal revenue growth is measured as the increase in adjusted revenue (see page 9) for the current period excluding acquired revenue and revenue attributable to dispositions, divided by adjusted revenue from the prior year period excluding revenue attributable to dispositions. Revenue attributable to dispositions includes transition services revenue within Corporate and Other.

In the third quarter of 2018, acquired revenue was $10 million ($9 million in the Payments segment and $1 million in the Financial segment). Revenue attributable to dispositions was $10 million (all in Corporate and Other) and $68 million (all in the Financial segment) in the third quarter of 2018 and 2017, respectively, primarily from the Lending Transaction.
During the first nine months of 2018, acquired revenue was $45 million ($42 million in the Payments segment and $3 million in the Financial segment). Revenue attributable to dispositions was $74 million ($54 million in the Financial segment and $20 million in Corporate and Other) and $203 million (all in the Financial segment) in the first nine months of 2018 and 2017, respectively, primarily from the Lending Transaction.

Free Cash Flow	Nine Months Ended September 30,
	2018	2017
Net cash provided by operating activities	$981	$1,015
Capital expenditures	(263)	(208)
Adjustments:
Severance, merger and integration payments	80	65
StoneRiver cash distributions	(1)	(44)
Tax reform payments	23	—
Other	—	(3)
Tax payments on adjustments	(7)	(6)
Free cash flow	$813	$819

See page 3 for disclosures related to the use of non-GAAP financial measures.

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Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures

Internal Revenue Growth - The company's internal revenue growth outlook for 2018 excludes acquisitions, dispositions, and the impact of postage reimbursements in its Output Solutions business, and includes deferred revenue purchase accounting adjustments. These adjustments are subject to variability and are anticipated to lower 2018 GAAP revenue growth by approximately 2.5 percentage points as compared to the internal revenue growth rate, primarily due to the Lending Transaction.

Adjusted Earnings Per Share - The company's adjusted earnings per share outlook for 2018 excludes certain non-cash or other items which should enhance shareholders' ability to evaluate the company's performance, as such measures provide additional insights into the factors and trends affecting its business. Non-cash or other items may be significant and include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, non-cash impairment charges, severance costs, charges associated with early debt extinguishment, merger and integration costs, certain costs associated with the achievement of the company's operational effectiveness objectives, gains or losses from dispositions and unconsolidated affiliates, and certain discrete tax benefits and expenses. The company estimates that the amortization expense with respect to acquired intangible assets as of September 30, 2018 will be approximately $160 million in 2018. Other adjustments to earnings per share that have been incurred to date are presented on page 7. Estimates of these other adjustments on a forward-looking basis are not available due to the variability, complexity and limited visibility of these items.

The company's adjusted earnings per share growth outlook for 2018 reflects 2017 performance as adjusted for the Lending Transaction. The information below is presented with a reconciliation to the most comparable GAAP measure, consistent with the fourth quarter 2017 earnings materials on a split-adjusted basis.

2017 GAAP income from continuing operations	$1,232
Adjustments:
Merger, integration and other costs [1]	74
Severance costs	24
Amortization of acquisition-related intangible assets	159
Tax impact of adjustments [2]	(85)
Gain on sale of business [3]	(10)
Tax impact of gain on sale of business [2]	5
StoneRiver transactions [4]	(32)
Tax impact of StoneRiver transactions [2]	11
Tax benefit [5]	(275)
2017 adjusted net income	$1,103

2017 GAAP earnings per share from continuing operations	$2.86
Adjustments	(0.30)
2017 adjusted earnings per share	2.56
Lending Transaction impact	(0.08)
2017 adjusted earnings per share, as adjusted for the Lending Transaction	$2.48

2018 adjusted earnings per share outlook	$3.10 - $3.15
2018 adjusted earnings per share growth outlook	25% - 27%

[1] Merger, integration and other costs include acquisition and related integration costs of $47 million and certain costs associated with the achievement of the company's operational effectiveness objectives of $27 million, including expenses related to data center consolidation activities.

[2] The tax impact of adjustments is calculated using a tax rate of 33 percent, which approximates the company's annual effective tax rate in 2017, exclusive of discrete income tax benefits associated with The Tax Cuts and Jobs Act and the actual tax impacts associated with StoneRiver transactions and the gain on sale of business.

[3] Represents the gain on the sale of the company's Australian item processing business.
[4] Represents the company's share of net gains on the disposition of a business at StoneRiver.
[5] Represents discrete income tax benefits associated with The Tax Cuts and Jobs Act enacted in December 2017.

See page 3 for disclosures related to the use of non-GAAP financial measures.

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